Bandwidth Announces Second Quarter 2022 Financial Results Exceeding Guidance

August 3, 2022

Conference Call
Conference call to discuss Bandwidth's financial results for the second quarter ended June 30, 2022 on August 3, 2022, via the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2022.
“I am proud of the operating discipline that enabled us to deliver results that exceeded expectations on both the top and bottom line. Our second quarter results and customer wins demonstrate our execution and focus on serving enterprise customers amidst an uncertain macroeconomic environment,” said David Morken, Bandwidth’s Chief Executive Officer. “I am confident we are well positioned because we provide mission-critical cloud communications that reduce costs for large enterprises.”

Second Quarter 2022 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months ended June 30, 2022 and 2021 (in millions, except per share amounts). (1)

Conference Call Details
August 3, 2022
5:00 pm ET
Domestic dial-in:
800-926-9174
International dial-in:
212-231-2920

Replay information
An audio replay of this conference call will be available through August 10, 2022, by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering passcode 22019850.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended June 30,
	2022	2021
Total Revenue	$136	$121
Gross Margin(1)	41%	44%
Non-GAAP Gross Margin(1)	53%	51%
Net Loss	$(6)	$(7)
Non-GAAP Net (Loss) Income	$(1)	$9
Net loss per share, basic and diluted	$(0.25)	$(0.28)
Non-GAAP net (loss) income per Non-GAAP share	$(0.04)	$0.32

(1) Prior period has been conformed to the current period presentation. Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

	Three months ended June 30,
	2022	2021
Number of Active Customers (1)	3,362	3,085
Dollar-based net retention rate (1)	112%	128%
(1) As a result of the change in revenue segment reporting effective January 1, 2022, our key performance indicators of active customers and dollar-based net retention rates disclosed in previous SEC filings, press releases and presentations prior to reporting periods ended March 31, 2022, will not be directly comparable to our key performance indicators reported going forward. To facilitate comparison between the periods presented in the table above, number of active customers and dollar-based net retention rate have been conformed to the current period methodology. Additional information regarding our active customers and dollar-based net retention rate and how each are calculated are included below.

"Our over performance in the second quarter demonstrates that we continue to execute through the isolated customer headwinds we previously discussed," said Daryl Raiford, Chief Financial Officer of Bandwidth. "While we have now over-achieved expectations in the first two quarters of this year, we recognize the macroeconomic conditions remain uncertain. Accordingly, as a measure of prudence, we are maintaining our revenue and profitability outlook for the full year."

Second Quarter Customer and Operational Highlights
•A top U.S. bank, one of the largest issuers of Visa and Mastercard credit cards in the U.S., migrated an additional business unit's contact center to Bandwidth to leverage the power of the Bandwidth platform and our expanding enterprise contact center ecosystem.
•Four large enterprises spanning retail, healthcare, Fortune 500 global manufacturing and contact center outsourcing chose Bandwidth to power their Genesys contact centers in the cloud, an affirmation of our collaborative, co-creation mentality, enterprise-grade CPaaS platform and global network.

•A company that provides technology support for state credit unions selected Five9 and Bandwidth to modernize its contact center. Bandwidth's integrations with best-in-class cloud contact center technologies and operational excellence streamlined this customer’s journey to the cloud.

•One of the largest and fastest-growing text messaging commerce companies turned to Bandwidth because of our ability to reliably deliver at scale, our APIs, and our customer experience.
•Bandwidth achieved global accreditation with its ISO 27001:2013 certification extending the gold standard in information security management from its North American network to its entire global network. Bandwidth is the only global cloud communications platform to achieve this accreditation. Additionally, Bandwidth has now completely implemented STIR/SHAKEN throughout our IP network.

Financial Outlook
Bandwidth’s outlook assumes a continuation of current business conditions, current foreign currency exchange rates, and includes the impact of recent divestitures and an estimated impact of $16 million - $24 million in 2022 arising from the previously disclosed DDoS attacks in 2021. Bandwidth is providing guidance for its third quarter and full year 2022 as follows:

	Q3 2022 Guidance	Full Year 2022 Guidance
Total Revenue (millions)	$140 - $142	$551 - $557
Non-GAAP earnings per share (1)	$0.02 - $0.04	$0.10 - $0.14
(1) Assumes weighted average share count of approximately 31.2 million in 3Q 2022 and weighted average diluted share count of 31.2 million in full year 2022.

Bandwidth has not reconciled its third quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Canaccord Genuity 42nd Annual Growth Conference in Boston, MA. Fireside chat on Wednesday, August 10 at 12:30PM Eastern Time.
Live webcasts and replays of the presentation will be available on the Investor Relations section of the Bandwidth’s website at https://investors.bandwidth.com.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global communications software company that helps enterprises connect people around the world with cloud-ready voice, messaging and emergency services. Backed by a network reaching 60+ countries covering 90 percent of global GDP, companies like Cisco, Google, Microsoft, RingCentral, Uber and Zoom use Bandwidth's APIs to easily embed communications into software and applications. Bandwidth has more than 20 years in the technology space and was the first Communications Platform-as-a-Service (CPaaS) provider offering a robust selection of APIs built on our own global network. Our award-winning support teams help businesses around the world solve complex communications challenges every day. More information is available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending September 30, 2022 and year ending December 31, 2022, the success of our product offerings and our platform, the value proposition of our products, and our assessment of the impact of the distributed denial of service (“DDoS”) attacks discussed herein and in previous press releases are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from the DDoS attacks or other cybersecurity incidents, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue.
We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible asset related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on sale of business, loss (gain) on disposal of property and equipment, net cost associated with early lease terminations and leases without economic benefit, estimated tax impact of above adjustments, net of valuation allowances.
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, loss (gain) on sale of business, loss (gain) from disposal of property and equipment and net cost associated with early lease terminations and leases without economic benefit. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe usage of our platform by an active customer at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage at levels below $100 per month. A single organization may constitute multiple unique active customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active customer account. Customers who pay after using our platform and customers that have credit balances are included in the number of active customer accounts.
To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. The dollar-based net retention rate reported in a quarter is then obtained by averaging the result from that quarter, by the corresponding results from each of the prior three quarters. Customers of acquired businesses are included in the subsequent year’s calendar quarter of acquisition. Our dollar-based net retention rate increases when such customers increase usage of a product, extend usage of a product to new applications or adopt a new product. Our dollar-based net retention rate decreases when such customers cease or reduce usage of a product or when we lower prices on our solutions. For comparative purposes, the dollar-based net retention rate presented herein has been updated to reflect the change in our reporting segments.

Cost Alignment
During the quarter ended March 31, 2022, Bandwidth changed its presentation of certain costs to align with the definitions of cost of revenue, research and development, sales and marketing, and general and administrative expenses used by many of our peers. As part of the benchmarked definitions, Bandwidth has included allocations of facilities and shared IT costs based on employee headcount within the cost of revenue, research and development, sales and marketing, and general and administrative expense categories.
Additionally, expense related to our product management function is now included in research and development rather than general and administrative as previously reported and the customer billing and collections function and amortization of acquired customer relationship intangible assets is now included in sales and marketing rather than general and administrative as previously reported. Management believes use of the benchmarked definitions will enhance the comparability of our performance to that of our peers. Financial data from prior periods have been conformed to the current definitions of cost of revenue, research and development, sales and marketing, and general and administrative expenses. There was no impact to revenue or net income for any periods presented. The condensed consolidated balance sheets, condensed consolidated statements of changes in stockholders’ equity, and condensed consolidated statements of cash flows are not affected by these changes.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$136,489	$120,658	$267,853	$234,137
Cost of revenue	81,085	67,177	157,035	129,498
Gross profit	55,404	53,481	110,818	104,639
Operating expenses:
Research and development	24,264	16,390	46,691	33,179
Sales and marketing	23,327	20,205	46,479	39,315
General and administrative	16,863	15,952	33,568	31,248
Total operating expenses	64,454	52,547	126,738	103,742
Operating (loss) income	(9,050)	934	(15,920)	897
Other income (expense), net	2,385	(7,590)	2,620	(13,201)
Loss before income taxes	(6,665)	(6,656)	(13,300)	(12,304)
Income tax benefit (provision)	417	(272)	238	60
Net loss	$(6,248)	$(6,928)	$(13,062)	$(12,244)

Net loss per share, basic and diluted	$(0.25)	$(0.28)	$(0.52)	$(0.49)
Weighted average number of common shares outstanding, basic and diluted	25,279,615	25,096,026	25,249,998	25,056,208

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cost of revenue	$91	$94	$190	$195
Research and development	1,663	935	3,531	2,015
Sales and marketing	727	534	1,626	1,244
General and administrative	2,340	1,814	4,820	4,313
Total	$4,821	$3,377	$10,167	$7,767

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$165,310	$331,453
Restricted cash	884	836
Marketable securities	137,562	—
Accounts receivable, net of allowance for doubtful accounts	76,618	61,572
Deferred costs	3,873	3,204
Prepaid expenses and other current assets	20,366	15,820
Total current assets	404,613	412,885
Property and equipment, net	69,459	69,604
Operating right-of-use asset, net	13,211	14,061
Intangible assets, net	185,855	211,217
Deferred costs, non-current	5,081	4,676
Other long-term assets	28,361	8,673
Goodwill	317,736	344,423
Total assets	$1,024,316	$1,065,539
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,543	$9,142
Accrued expenses and other current liabilities	62,329	65,921
Current portion of deferred revenue	6,520	6,248
Advanced billings	6,184	6,380
Operating lease liability, current	7,136	5,807
Total current liabilities	101,712	93,498
Other liabilities	8,081	6,018
Operating lease liability, net of current portion	8,527	10,958
Deferred revenue, net of current portion	8,310	7,634
Deferred tax liability	41,373	48,396
Convertible senior notes	636,474	486,440
Total liabilities	804,477	652,944
Stockholders’ equity:
Class A and Class B common stock	25	25
Additional paid-in capital	354,662	502,477
Accumulated deficit	(81,179)	(76,867)
Accumulated other comprehensive loss	(53,669)	(13,040)
Total stockholders’ equity	219,839	412,595
Total liabilities and stockholders’ equity	$1,024,316	$1,065,539

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(13,062)	$(12,244)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	18,087	18,245
Non-cash reduction to the right-of-use asset	3,724	2,785
Amortization of debt discount and issuance costs	1,533	12,308
Stock-based compensation	10,167	7,767
Deferred taxes and other	(2,187)	549
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(16,672)	(8,159)
Prepaid expenses and other assets	(10,497)	(4,486)
Accounts payable	11,742	1,118
Accrued expenses and other liabilities	1,433	(6,188)
Operating right-of-use liability	(3,944)	(2,850)
Net cash provided by operating activities	324	8,845
Cash flows from investing activities
Purchase of property and equipment	(9,035)	(7,703)
Deposits for construction in progress	(14,545)	(3,000)
Capitalized software development costs	(1,231)	(2,404)
Purchase of land	—	(30,017)
Proceeds from sale of land	—	17,462
Purchase of marketable securities	(137,786)	—
Proceeds from sales and maturities of other investments	—	40,000
Net cash (used in) provided by investing activities	(162,597)	14,338
Cash flows from financing activities
Payments on finance leases	(126)	(105)
Proceeds from issuance of convertible senior notes	—	250,000
Purchase of Capped Call	—	(25,500)
Payment of debt issuance costs	(487)	(7,544)
Proceeds from exercises of stock options	162	802
Value of equity awards withheld for tax liabilities	(1,937)	(3,456)
Net cash (used in) provided by financing activities	(2,388)	214,197
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,434)	204
Net (decrease) increase in cash, cash equivalents, and restricted cash	(166,095)	237,584
Cash, cash equivalents, and restricted cash, beginning of period	332,289	81,437
Cash, cash equivalents, and restricted cash, end of period	$166,194	$319,021

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross Profit	$55,404	$53,481	$110,818	$104,639
Gross Profit Margin %	41%	44%	41%	45%
Depreciation	3,362	3,060	6,738	6,206
Amortization of acquired intangible assets	1,934	2,175	3,966	4,351
Stock-based compensation	91	94	190	195
Non-GAAP Gross Profit	$60,791	$58,810	$121,712	$115,391
Non-GAAP Gross Margin % (1)	53%	51%	53%	52%
________________________
(1) Calculated by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges of $21.0 million and $6.3 million for the three months ended June 30, 2022 and 2021, respectively, and $38.4 million and $10.2 million for the six months ended June 30, 2022 and 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net (Loss) Income

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(6,248)	$(6,928)	$(13,062)	$(12,244)
Stock-based compensation	4,821	3,377	10,167	7,767
Amortization of acquired intangibles	4,334	4,864	8,900	9,731
Amortization of debt discount and issuance costs for convertible debt	761	7,058	1,521	12,225
Loss on disposal of property and equipment	34	135	189	336
Gain on sale of business	(2,859)	—	(3,777)	—
Estimated tax effects of adjustments (1)	(1,735)	68	(2,286)	(939)
Non-GAAP net (loss) income	$(892)	$8,574	$1,652	$16,876
Cash interest expense on convertible notes (2) (3)	732	—	1,125	—
Numerator used to compute Non-GAAP diluted net income per share (3)	$(892)	$8,574	$2,777	$16,876

Net loss per share, basic and diluted	$(0.25)	$(0.28)	$(0.52)	$(0.49)

Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.04)	$0.34	$0.07	$0.67
Diluted	$(0.04)	$0.32	$0.09	$0.63

Weighted average number of shares outstanding
Basic and diluted shares	25,279,615	25,096,026	25,249,998	25,056,208

Non-GAAP basic shares	25,279,615	25,096,026	25,249,998	25,056,208
Convertible debt conversion	—	1,206,493	5,788,805	1,509,313
Stock options issued and outstanding	—	178,079	120,167	193,191
Nonvested RSUs outstanding	—	173,769	—	225,338
Non-GAAP diluted shares	25,279,615	26,654,367	31,158,970	26,984,050
________________________
(1) The Non-GAAP tax-effect adjustments are calculated based on statutory tax rates, net of corresponding valuation allowance adjustments, in the jurisdictions where Bandwidth has tax filings. The rate was 13.4% and 3.1% for the six months ended June 30, 2022 and 2021, respectively.
(2) Upon the adoption of ASU 2020-06, net income is increased for cash interest expense as part of the calculation for diluted Non-GAAP earnings per share. See Note 2, “Summary of Significant Accounting Policies” to the condensed consolidated financial statements, for additional details on the adoption of ASU 2020-06.
(3) As the Company was at a Non-GAAP net loss for the three months ended June 30, 2022, the cash interest expense on convertible notes was not used to compute Non-GAAP diluted net loss per share. This figure is presented to show the activity during the quarter resulting in the cash interest expense on convertible notes used to compute Non-GAAP diluted net income per share for the six months ended June 30, 2022.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(6,248)	$(6,928)	$(13,062)	$(12,244)
Income tax (benefit) provision	(417)	272	(238)	(60)
Interest expense, net	874	7,699	2,124	13,109
Depreciation	4,583	4,338	9,187	8,514
Amortization	4,334	4,864	8,900	9,731
Stock-based compensation	4,821	3,377	10,167	7,767
Loss on disposal of property and equipment	34	135	189	336
Gain on sale of business	(2,859)	—	(3,777)	—
Adjusted EBITDA	$5,122	$13,757	$13,490	$27,153

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$7,019	$(1,164)	$324	$8,845
Net cash used in investing in capital assets (1) (2)	(4,341)	(17,778)	(10,266)	(25,662)
Free cash flow	$2,678	$(18,942)	$(9,942)	$(16,817)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.
(2) Includes the net cash used from the purchase of land of $(30.0) million offset by the proceeds from sale of land of $17.5 million from investing activities of the statement of cash flows for the six months ended June 30, 2021.